SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 18, 1998

                                 ---------------

                               Conning Corporation
             (Exact name of registrant as specified in its charter)

                                    Missouri
                 (State or other jurisdiction of incorporation)


        0-23183                                        43-1719355
(Commission File Number)                  (I.R.S. Employer Identification No.)



                  700 Market Street, St. Louis, Missouri, 63101
               (Address of principal executive offices) (zip code)


                                 (314) 444-0498
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On August 18, 1998, the Registrant's indirect wholly owned subsidiary, Conning Asset Management Company ("CAM"), completed the acquisition of substantially all of the assets of Schroder Mortgage Associates, L.P. ("SMA") from SMA pursuant to an Asset Purchase Agreement by and among CAM, SMA, Schroder Real Estate Associates, L. P., Norman L. Peck, Mark Peskin, M. Leanne Lachman and Gregory A. White (the "Purchase Agreement"). The assets acquired consisted principally of contracts with investment advisory clients and other intangible assets. SMA is engaged in the business of managing, originating and securitizing commercial mortgage loans and commercial mortgage-backed securities on behalf of institutional clients. The purchase price was approximately $21,000,000 in cash (including acquisition expenses), with additional contingent consideration in the amount of up to $4,000,000 in cash payable over the three year period after the closing, based on meeting certain financial targets. The purchase price was paid from CAM's available cash. The Registrant intends to continue to use the assets acquired for generally the same purposes as such assets were used by SMA prior to the acquisition. The purchase price was determined on the basis of arms-length negotiation between CAM and SMA based on a variety of factors, including, but not limited to, comparable transactions, historical and projected operating results, and cash flow valuation models.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS



(a)  Financial statements of the business acquired.

     The following audited financial statements of Schroder Mortgage Associates, L.P. are submitted herewith:
                                                                            Page

         Report of Independent Accountants                                    4

         Balance Sheet at December 31, 1997                                   5

         Statement of Operations for the Year ended December 31,
         1997                                                                 6

         Statement of Partnership Deficit for the Year ended
         December 31, 1997                                                    7

         Statement of Cash Flows for the year ended December 31, 1997         8

         Notes to Financial Statements                                        9

         The following unaudited financial statements of Schroder
         Mortgage Associates, L.P. are submitted herewith:

         Condensed Balance Sheet at June 30, 1998                            11

         Condensed Statement of Operations for the Six Months Ended
         June 30, 1998                                                       12

         Condensed Statement of Partnership Capital for the Six Months
         Ended June 30, 1998                                                 13

         Condensed Statement of Cash Flows for the Six Months ended
         June 30, 1998                                                       14

         Notes to Unaudited Condensed Financial Statements                   15

(b)      Pro Forma financial information.

         Pro Forma Condensed Consolidated Balance Sheet as of June 30,
         1998 (unaudited)                                                    16

         Pro Forma Condensed Consolidated Statement of Income for the
         Year ended December 31, 1997 (unaudited)                            17

         Pro Forma Condensed Consolidated Statement of Income for the
         Six Months ended June 30, 1998 (unaudited)                          18

         Notes to Pro Forma Condensed Consolidated Financial
         Statements                                                          19

(c)      Exhibits.

         2.1 Asset Purchase Agreement, dated July 1, 1998, by and among Conning Asset Management Company, Schroder Mortgage Associates, L. P., Schroder Real Estate Associates, L. P., Norman L. Peck, Mark Peskin, M. Leanne Lachman and Gregory A. White (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated July 1, 1998).

         23.1     Consent of PricewaterhouseCoopers LLP

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of
Schroder Mortgage Associates, L.P.:


We have audited the balance sheet of SCHRODER MORTGAGE ASSOCIATES, L.P. as of December 31, 1997, and the related statements of operations, partnership deficit and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Schroder Mortgage Associates, L.P. at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                               /s/ COOPERS & LYBRAND L.L.P.



New York, New York
March 27, 1998

         (a)      Financial statements of the business acquired.


                       SCHRODER MORTGAGE ASSOCIATES, L.P.

                                  Balance Sheet
                                December 31, 1997



ASSETS:
Current Assets:
     Cash and cash equivalents                               $ 19,405
     Fees receivable                                          126,180
     Prepaid expenses and other assets                          3,898
                                                             --------
         Total current assets                                 149,483


Fixed Assets, at cost:
     Leasehold improvements                                     6,225
         Less:  Accumulated depreciation and amortization     (4,088)
                                                             --------
                  Total assets                               $151,620
                                                             ========

LIABILITIES and PARTNERSHIP DEFICIT:
Current Liabilities:
     Accounts payable and accrued expenses                   $ 54,154
     Accrued taxes payable                                     19,040
     Due to parent                                            236,172
                                                             --------
         Total liabilities                                    309,366

Partnership deficit                                         (157,746)
                                                             --------
         Total liabilities and partnership deficit           $151,620
                                                             ========


               The accompanying notes are an integral part of the
                             financial statements.

                       SCHRODER MORTGAGE ASSOCIATES, L.P.

                             Statement of Operations
                      For the year ended December 31, 1997




Income:
     Fee income                                            $1,679,813
     Interest and other income                                152,791
                                                             --------
                                                            1,832,604
                                                             --------

Operating expenses:
     Salaries                                                 529,750
     Employee fringe benefits                                 128,630
     Professional fees                                         25,485
     Marketing expenses                                       110,465
     Other employee expenses                                   23,561
     Interest expense - parent                                 68,714
     General expense                                           70,235
     Office expense                                             3,883
     Amortization                                               1,115
                                                             --------
                                                              961,838
                                                             --------

         Income before income taxes                           870,766

Provision for income taxes                                     77,040
                                                             --------
         Net income                                          $793,726
                                                             ========

               The accompanying notes are an integral part of the
                             financial statements.

                       SCHRODER MORTGAGE ASSOCIATES, L.P.

                        Statement of Partnership Deficit
                      For the year ended December 31, 1997




Partnership deficit, beginning of year                      $(374,472)
Net income for the year                                       793,726
Distributions                                                (577,000)
                                                             --------
Partnership deficit, end of year                            $(157,746)
                                                             ========

               The accompanying notes are an integral part of the
                             financial statements.

                       SCHRODER MORTGAGE ASSOCIATES, L.P.

                             Statement of Cash Flows
                      For the year ended December 31, 1997




Cash flows from operating activities:
     Net income                                              $793,726
     Adjustments to reconcile net income to net cash
     provided by operating activities:
         Amortization                                           1,115
         Increase in accounts receivable, net                (59,849)
         Decrease in prepaid expenses
            and other assets                                    3,535
         Increase in accounts payable, accrued expenses
            and income taxes payable                           29,529
                                                             --------

                  Net cash provided by operating activities  768,056

Cash flows from financing activities:
     Decrease in due to parent                              (173,019)
     Partnership distributions                              (577,000)
                                                             --------

                  Net cash used in financing activities     (750,019)
                                                             --------

Net increase in cash and cash equivalents                      18,037

Cash and cash equivalents, beginning of year                    1,368
                                                             --------

Cash and cash equivalents, end of year                        $19,405
                                                             ========

Supplemental disclosures:

     Income taxes paid                                        $67,500



               The accompanying notes are an integral part of the
                             financial statements.

                       SCHRODER MORTGAGE ASSOCIATES, L.P.

Notes to Financial Statements

1.   Business and Organization:

     In June 1992, Schroder Real Estate Associates, L.P. ("SREA") formed Schroder Mortgage Associates, L.P., ("SMA" or the "Partnership"), a limited partnership, for the purpose of managing real estate mortgages funded by institutional investors such as pension funds. SREA held a 49% limited partnership interest in SMA until June 30, 1997 when one of the other limited partners acquired an additional 10% partnership interest in SMA from SREA, thus reducing SREA's partnership interest in SMA to 39%. SREA also holds a 1% general partnership interest through Schroder Mortgage Company, Inc. ("SMCI"), which is wholly owned by SREA. The remaining 60% limited partnership interest, (50% until June 30, 1997) is owned by the managing directors of SMA, some of whom are also managing directors of SREA. Under the terms of the Partnership Agreement, the limited partners are not required to make additional capital contributions to the Partnership.

     The term of the Partnership expires on October 1, 2004, or an earlier date in accordance with the terms of the Partnership Agreement. Upon liquidation, assets shall be distributed first to satisfy liabilities of the Partnership, then to each partner with a positive balance, then to each partner pro rata among those partners with a positive balance, and then the balance to partners in accordance with their percentage interests.

2.   Significant Accounting Policies:

     Allocation of Net Income and Cash Flow:

     Net profits and losses and distributions of cash flows are allocated to the partners on the basis of their respective percentage interests.

     Cash and Cash Equivalents:

     For purposes of the statement of cash flows, the Partnership considers all investments with original maturities of three months or less from date of purchase to be cash equivalents. Substantially all cash and cash equivalents are on deposit with one financial institution. The Partnership believes it mitigates its risks by investing in or through a major financial institution.

     Revenue Recognition:

     SMA records fee income on an accrual basis as earned, computed in accordance with the terms of its real estate investment advisory contracts. Fee income consists principally of advisory and loan origination fees.

     Accounting Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Amortization:

     Amortization of leasehold improvements is computed by the straight-line method over the lesser of the estimated useful lives or terms of the lease.

     Income Taxes:

     SMA is a partnership for income tax purposes; accordingly, such entity is not subject to Federal income taxes, and the partners recognize their proportionate share of the partnership income or loss in their income tax returns. However, SMA is subject to unincorporated business tax in New York City. Principal differences between the effective and statutory tax rates are due to SMA's being treated as a partnership for federal and state purposes, but being subject to New York City taxes.

     3. Agreements and Transactions with Related Parties:

     Certain partners and employees of SREA are limited partners of SMA. SREA has agreed to fund SMA's start up costs. The funding is treated as an intercompany loan pursuant to a promissory note with an interest rate of 6%. SMA was indebted to SREA for $236,172 at December 31, 1997.

     Certain expenses, including salaries and benefits and office expenses, totaling approximately $68,714 are allocated from SREA in 1997.

     4. Major Clients:

     Fees from two clients accounted for approximately 77% of total fee income for the year ended December 31, 1997.

                       SCHRODER MORTGAGE ASSOCIATES, L.P.

                             Condensed Balance Sheet
                                  June 30, 1998
                                   (unaudited)



ASSETS:
Current Assets:
     Cash and cash equivalents                               $ 67,633
     Fees receivable                                          167,545
     Prepaid expenses and other assets                         30,723
         Total current assets                                 265,901
							     --------

Fixed Assets, at cost:
     Leasehold improvements                                    14,475
         Less:  Accumulated depreciation and amortization     (6,026)
                                                             --------
                  Total assets                               $274,350
                                                             ========

LIABILITIES AND PARTNERSHIP CAPITAL:
Current Liabilities:
     Accounts payable and accrued expenses                   $ 51,887
     Accrued taxes payable                                     37,959
     Due to parent                                             47,758
                                                             --------
         Total liabilities                                    137,604

Partnership capital                                           136,746
                                                             --------
         Total liabilities and partnership capital           $274,350
                                                             ========


          The accompanying notes are an integral part of the condensed financial statements.

                       SCHRODER MORTGAGE ASSOCIATES, L.P.

                        Condensed Statement of Operations
                     For the Six Months ended June 30, 1998
                                   (unaudited)





Income:
     Fee income                                            $2,990,301
     Interest and other income                                  5,772
                                                           ----------
                                                            2,996,073
                                                           ----------

Operating expenses:
     Salaries                                                 278,649
     Employee fringe benefits                                 114,552
     Professional fees                                          8,751
     Marketing expenses                                       126,923
     Other employee expenses                                   11,900
     Interest expense - parent                                 54,874
     General expense                                           42,683
     Office expense                                             2,112
     Amortization                                               1,937
                                                           ----------
                                                              642,381
                                                           ----------

         Income before income taxes                         2,353,692

Provision for income taxes                                    101,700
                                                           ----------
                                                           $2,251,992
                                                           ==========


          The accompanying notes are an integral part of the condensed financial statements.

                       SCHRODER MORTGAGE ASSOCIATES, L.P.

                   Condensed Statement of Partnership Capital
                     For the Six Months ended June 30, 1998
				   (unaudited)




Partnership deficit, beginning of period                  $ (157,746)
Net income for the period                                  2,251,992
Distributions                                             (1,957,500)
                                                          -----------
Partnership capital, end of period                        $  136,746
                                                          ===========

          The accompanying notes are an integral part of the condensed financial statements.

                       SCHRODER MORTGAGE ASSOCIATES, L.P.

                        Condensed Statement of Cash Flows
                     For the Six Months ended June 30, 1998
                                   (unaudited)





Cash flows from operating activities:
     Net income                                           $2,251,992
     Adjustments to reconcile net income to net cash
     provided by operating activities:
         Amortization                                          1,937
         Increase in fees receivable, net                    (41,365)
         Increase in prepaid expenses
            and other assets                                 (26,825)
            Decrease in accounts payable,
            accrued expenses and income taxes payable        (16,651)
                                                          -----------

               Net cash provided by operating activities   2,202,390
                                                          -----------

Cash flows from investing activities:
     Purchase of equipment and other assets                   (8,250)
                                                          -----------
     Net cash used in investing activities                    (8,250)
                                                          -----------

Cash flows from financing activities:

     Decrease in due to parent                              (188,412)
     Partnership distributions                            (1,957,500)
							  -----------
                  Net cash used in financing activities   (2,145,912)
                                                          -----------

Net increase in cash and cash equivalents                     48,228

Cash and cash equivalents, beginning of period                19,405
                                                          -----------
Cash and cash equivalents, end of period                  $    67,633
                                                          ===========

Supplemental disclosures:
   Income taxes paid                                      $    60,000


          The accompanying notes are an integral part of the condensed financial statements.

Notes to Unaudited Condensed Financial Statements


Note 1 - Basis of Presentation

The accompanying unaudited financial statements should be read in conjunction with the financial statements and notes for the year ended December 31, 1997. In the opinion of management, the financial information reflects all adjustments which are of a normal recurrng nature and are necessary for a fair presentation of the financial position, results of operations, and cash flows for the interim period. The results of operations for the interim period are not necessarily indicative of the results to be expected for the entire year.

Note 2 - Client transactions

During March 1998, the Company securitized mortgage assets which included certain assets managed from major clients of the Company. Fees earned from the securitization were approximately 45% of the total fee income for the six month period ended June 30, 1998.

     (b) Pro Forma financial information.

          The following unaudited pro forma condensed financial information gives effect to the purchase of the assets of SMA as if the transaction took place at the beginning of each of the year ended December 31, 1997 and the six months ended June 30, 1998 for statement of income data and on June 30, 1998 for the balance sheet data.

                      Conning Corporation and Subsidiaries
                  Pro Forma Condensed Consolidated Balance Sheet
                               As of June 30, 1998
                                   (unaudited)

                                                                                                                    Pro Forma
                                                                                 Pro Forma                           Condensed
                                                                                 Adjusting                         Consolidated
ASSETS                                           Conning            SMA           Entries                             Conning

Current assets:
     Cash & cash equivalents                     $ 43,288,879      $  67,633      $(21,692,383) [F1,2,3]           $ 21,664,129
     Short term investments                        30,856,185                                                        30,856,185
     Accounts receivable, net                       8,731,638        167,545          (167,545) [F4]                  8,731,638
     Marketable equity securities                     525,580                                                           525,580
     Income taxes receivable                          208,404                         (208,404) [F1,4]                       --
     Prepaid expenses and other current
       assets                                         322,082         30,723           (30,723) [F1]                    322,082
                                                 ------------      ---------      -------------                    ------------
         Total current assets                      83,932,768        265,901       (22,099,055)                      62,099,614

Non-marketable investments at value                 3,469,241                                                         3,469,241
Equipment and leasehold improvements, net           1,409,138          8,449            (8,449) [F1]                  1,409,138
Deferred income taxes                               1,913,473                                                         1,913,473
Goodwill                                           17,306,296                       20,475,000  [F2,4]               37,781,296
Other assets                                        3,108,413                                                         3,108,413
                                                 ------------      ---------      -------------                    ------------
         Total assets                            $111,139,329      $ 274,350      $ (1,632,504)                    $109,781,175
                                                 ============      =========      =============                    ============

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
     Compensation payable                        $  6,671,897      $              $                                $  6,671,897
     Deferred revenue                               4,788,904                                                         4,788,904
     Due to affiliates                              5,270,387         47,758           (47,758) [F1]                  5,270,387
     Income taxes payable                                  --         37,959           185,959                          223,918
     Accounts payable and other accrued
       expenses                                    12,061,409         51,887           (51,887) [F1,2]               12,061,409
                                                 ------------      ---------      -------------                    ------------
         Total current liabilities                 28,792,597        137,604            86,314                       29,016,515

Accrued rent liability                              3,245,814                                                         3,245,814
Other payables                                        400,000                                                           400,000
                                                 ------------      ---------      -------------                    ------------
         Total liabilities                         32,438,411        137,604             86,314                      32,662,329
                                                 ------------      ---------      -------------                    ------------
Common Stock, $.01 par value                          132,550                                                           132,550
Additional Paid in Capital                         73,152,602                                                        73,152,602
Retained earnings                                   5,415,766        136,746        (1,718,818) [F1,3,4]              3,833,694
                                                 ------------      ---------      -------------                    ------------
         Total common shareholders' equity         78,700,918        136,746        (1,718,818)                      77,118,846
                                                 ------------      ---------      -------------                    ------------
         Total liabilities and shareholders'
           equity                                $111,139,329      $ 274,350     $  (1,632,504)                    $109,781,175
                                                 ============      =========     ==============                    ============



             See notes to pro forma condensed consolidated financial
                                  statements.

                      Conning Corporation and Subsidiaries
              Pro Forma Condensed Consolidated Statement of Income
                      For the year ended December 31, 1997
                                   (unaudited)



                                                                                                                  Pro Forma
                                                                                  Pro Forma                       Condensed
                                                                                  Adjusting                     Consolidated
                                              Conning             SMA              Entries                         Conning

Revenues:
     Asset management and related fees         $49,502,655      $   1,679,813      $                                $ 51,182,468
     Research services                          15,478,709                  -                                         15,478,709
     Other income                                1,634,143            152,791        (1,249,500) [F3]                    537,434
                                               -----------          ---------      -------------                    ------------
         Total revenues                         66,615,507          1,832,604        (1,249,500)                      67,198,611
                                               -----------          ---------      -------------                    ------------

Expenses:
     Employee compensation and benefits         33,632,314            681,941                                         34,314,255
     Occupancy and equipment costs               3,552,179              1,115                                          3,553,294
     Marketing and production costs              5,674,545            114,348                                          5,788,893
     Professional services                       1,992,032             25,485                                          2,017,517
     Amortization of goodwill and other          2,968,964                  -         1,050,000 [F2]                   4,018,964
     Other operating expenses                    3,352,641             70,235                                          3,422,876
                                               -----------          ---------      -------------                    ------------
         Total expenses                         51,172,675            893,124         1,050,000                       53,115,799
                                               -----------          ---------      -------------                    ------------

Operating income                                15,442,832            939,480        (2,299,500)                      14,082,812
Interest expense                                   300,261             68,714                                            368,975
                                               -----------          ---------      -------------                    ------------

     Income before provision for income taxes   15,142,571            870,766        (2,299,500)                      13,713,837
Provision for income taxes                       6,226,242             77,040          (466,430) [F4]                  5,836,852
                                               -----------          ---------      -------------                    ------------

     Net income                                $ 8,916,329          $ 793,726      $ (1,833,070)                    $  7,876,985
                                               ===========          =========      =============                    ============

Preferred stock dividends                          963,127                  -                                            963,127
                                               -----------          ---------      -------------                    ------------
     Net earnings available to common
        shareholders                           $ 7,953,202          $ 793,726      $ (1,833,070)                    $  6,913,858
                                               ===========          =========      =============                    ============

Earnings per share:

     Basic                                     $      1.13                                                         $        0.98
                                              ============                                                         =============

       Fully diluted                           $      0.80                                                         $        0.71
                                              ============                                                         =============



                  See notes to pro forma condensed consolidated
                             financial statements.

                      Conning Corporation and Subsidiaries
              Pro Forma Condensed Consolidated Statement of Income
                  For the six month period ended June 30, 1998
                                   (unaudited)



                                                                                                                   Pro Forma
                                                                                    Pro Forma                      Condensed
                                                                                   Adjusting                      Consolidated
                                             Conning             SMA                Entries                         Conning

Revenues:
     Asset management and related fees        $30,034,956      $   2,990,301      $                                $ 33,025,257
     Research services                          8,506,131                                                             8,506,131
     Other income                               1,697,233              5,772          (624,750)  [F3]                 1,078,255
                                             ------------          ---------      -------------                    ------------
         Total revenues                        40,238,320          2,996,073          (624,750)                      42,609,643
                                             ------------          ---------      -------------                    ------------

Expenses:
     Employee compensation and benefits        19,176,694            405,101                                         19,581,795
     Occupancy and equipment costs              2,265,269              1,937                                          2,267,206
     Marketing and production costs             3,369,173            129,035                                          3,498,208
     Professional services                      1,141,302              8,751                                          1,150,053
     Amortization of goodwill & other           1,415,695                               525,000  [F2]                 1,940,695
     Other operating expenses                   2,219,142             42,683                                          2,261,825
                                             ------------          ---------      -------------                    ------------
         Total expenses                        29,587,275            587,507            525,000                      30,699,782
                                             ------------          ---------      -------------                    ------------

Operating income                               10,651,045          2,408,566         (1,149,750)                     11,909,861
Interest expense                                  130,391             54,874                                            185,265
                                             ------------          ---------      -------------                    ------------

     Income before provision for income taxes  10,520,654          2,353,692         (1,149,750)                     11,724,596
Provision for income taxes                      4,492,008            101,700            432,322  [F4]                 5,026,030
                                             ------------          ---------      -------------                    ------------

     Net income                               $ 6,028,646      $   2,251,992      $  (1,582,072)                  $   6,698,566
                                             ============          =========      =============                    ============

Preferred Stock dividends                              --                 --                --                               --
                                             ------------          ---------      -------------                    ------------

Net earnings available to common
     stockholders                             $ 6,028,646      $   2,251,992      $  (1,582,072)                  $   6,698,566
                                             ============          =========      =============                    ============

Earnings per share:

     Basic                                   $       0.45                                                          $       0.50
                                             ============                                                          ============

       Fully diluted                         $       0.42                                                          $       0.47
                                             ============                                                          ============


                  See notes to pro forma condensed consolidated
                             financial statements.

                      Conning Corporation and Subsidiaries
         Notes to Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)



     These pro forma condensed consolidated financial statements should be read in conjunction with Conning Corporation and subsidiaries audited financial statements filed with the Securities and Exchange Commission (SEC) filed on Form 10-K in March, 1998 and the unaudited condensed consolidated financial statements for the six month period ended June 30, 1998 filed with the SEC on Form 10-Q in July 1998.

     F1 The acquisition of SMA will be accounted for as a purchase transaction. As of the date of closing SMA had virtually no balance sheet assets. Conning primarily acquired the operations, employees, and investment contracts of the organization. Included herein represents adjustments for the elimination of various assets and liabilities not transferred at the date of closing.

     F2 As a result of the purchase, the pro forma excess cost over fair value of net assets acquired was approximately $21.0 million for SMA as of August 18, 1998. The annual amount of goodwill amortization is $1.05 million, based on a 20-year amortization period. The goodwill is considered deductible for federal income tax purposes.

     F3 Represents the impact of investment income lost related to the cash consideration paid for SMA for the six month period ended June 30, 1998.

     F4 The income tax benefit associated with the net taxable income statements is computed at an effective rate of 42%. Prior to the acquisition, SMA's legal structure was a partnership and therefore incurred no Federal or state income tax. SMA incurred local unincorporated business taxes at a rate of approximately 4%.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:   September 2, 1998            CONNING CORPORATION


                                     By:      /s/ Leonard M. Rubenstein
                                              Name: Leonard M. Rubenstein
                                              Title:   Chairman and Chief
                                                       Executive Officer



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